EXHIBIT 99.1


        Swan Building                            NEWS RELEASE
        26 Victoria Street, Hamilton HM12
        Bermuda
        441 296 5858
        441 296 6162 FAX

PXRE Group Ltd.                                                  [LOGO OMITTED]



                                                 Contact: John Modin
                                                          Senior Vice President and
                                                          Chief Financial Officer
                                                          (441) 296-5858


           PXRE FIRST QUARTER EARNINGS INCREASE 30% TO $23.6 MILLION
                FROM $18.2 MILLION IN THE SAME PERIOD LAST YEAR
                          ---------------------------
                  COMPANY DECLARES REGULAR QUARTERLY DIVIDEND


HAMILTON, Bermuda (May 7, 2003) - PXRE Group Ltd. (NYSE: PXT) today announced significantly higher profits for the first quarter ended March 31, 2003. PXRE's net income for the quarter increased 30% to $23.6 million from $18.2 million in the first quarter of 2002. Net income per diluted share totaled $1.04 for the quarter compared with $1.51 in the year-earlier period. On a pro forma basis, assuming that the $150 million convertible preferred shares issued in April 2002 had been issued January 1, 2002, net income per diluted share was $0.90 in the year-earlier period.

     PXRE's annualized return on equity for the first quarter of 2003 was 21.9%.

     On a fully diluted basis, PXRE's book value per share increased 2% during the quarter to $20.76 per share at March 31, 2003, from $20.33 per share at December 31, 2002.

     Commenting on the announcement, Jeffrey L. Radke, President and Chief Operating Officer, said, "We are very pleased to announce the highest quarterly profit in PXRE's history. The strong performance this quarter of Catastrophe and Risk Excess business once again demonstrates that PXRE holds a strong competitive position in its core specialty business and that we are well positioned to continue to take advantage of the existing favorable reinsurance market conditions."

     As a result of the continued strong growth in PXRE's net premiums earned, revenues rose 41% for the quarter compared with the year-earlier period. Most notably, net premiums earned in PXRE's core Catastrophe and Risk Excess segment increased 62% while the Finite segment increased 143% for the quarter compared with the first quarter of 2002.



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


PXT Reports First Quarter Results
Page 2
May 7, 2003

The following table outlines revenues for the quarters ended March 31, 2003 and 2002, along with net premiums earned - the largest component of the Company's revenue:


                                     Revenues and Net Premiums Earned
               -----------------------------------------------------------------------------
                                                        Three Months Ended
                                                        ($000's) March 31,
                                                     --------------------------
                                                        2003          2002       Change %
                                                     ---------------------------------------
               Revenues                              $   91,522   $    64,985       41
                                                     ==========================
               Net Premiums Earned
                    Cat & Risk Excess                $   60,557   $    37,267       62
                    Finite                               20,850         8,573      143
                    Other Lines                           1,142         2,520      (55)
                    Exited                                2,223        10,796      (79)
                                                     --------------------------
                                                     $   84,772   $    59,156       43
                                                     ==========================

     Net premiums written declined 10% in the quarter versus the first quarter of 2002. The change primarily reflected a $28.0 million decline in the Finite segment offset, in part, by growth of $22.6 million in the Catastrophe and Risk Excess segment. The following table outlines net premiums written for the quarters ended March 31, 2003 and 2002:


                                           Net Premiums Written
               -----------------------------------------------------------------------------
                                                        Three Months Ended
                                                        ($000's) March 31,
                                                     --------------------------
                                                        2003          2002       Change %
                                                     ---------------------------------------
               Net Premiums Written
                    Cat & Risk Excess                $   86,767   $    64,167       35
                    Finite                                2,362        30,362      (92)
                    Other Lines                           2,544         1,850       38
                    Exited                                1,671         7,282      (77)
                                                     --------------------------
                                                     $   93,344   $   103,661      (10)
                                                     ============ =============

     Net investment income for the first quarter of 2003 increased 34% to $5.5 million from $4.1 million in the corresponding period of 2002, primarily as a result of an increase in invested assets attributable to the proceeds of the issuance of preferred stock in April 2002, offset by a decline in interest yields. Investment income related to PXRE's hedge fund portfolio declined slightly during the quarter, producing an annualized return of 8.2% compared to 9.9% in the first quarter of 2002. Net realized investment losses for the first quarter of 2003 were negligible compared with net realized investment gains of $0.5 million in the first quarter of 2002. Interest expense increased to $2.3 million in the first quarter of 2003 from $0.7 million in the prior-year quarter, primarily due to the recognition through earnings of an interest rate swap accounted for in prior periods as a hedge against the interest on the variable rate bank debt. This charge did not impact stockholders' equity since it was previously recorded as a component of other comprehensive income.




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


PXT Reports First Quarter Results
Page 3
May 7, 2003

     PXRE's GAAP loss ratio for the first quarter of 2003 was 38.8% compared with 29.1% in the first quarter of 2002. There was no significant catastrophe activity during the first quarter of 2003. PXRE increased loss reserves by $13.2 million in the first quarter of 2003, primarily in its exited businesses. This charge was partially offset by $1.4 million of associated reinstatement premium also from exited businesses. The expense ratio declined to 32.9% in the first quarter of 2003 from 33.9% in the year-earlier quarter due to the increase in net premiums earned.

     The following table outlines the Company's GAAP ratios for the quarters ended March 31, 2003 and 2002:


                                               GAAP Ratios
             ---------------------------------------------------------------------------------
                                                                    Three Months Ended
                                                                        March 31,
                                                             ---------------------------------
                                                                  2003             2002
                                                             ---------------------------------
             Loss Ratio, All Lines                                 38.8%             29.1%
             Expense Ratio                                         32.9              33.9
                                                             ---------------------------------
             Combined Ratio                                        71.7%             63.0%
                                                             =================================

             Loss Ratio, Continuing Lines                          29.4%             13.0%

     As the Company previously announced, additional experienced underwriters were hired in its Bermuda office. Primarily as a result of the volume of business written by its Bermuda subsidiary at the January 1, 2003 renewal season, PXRE's effective tax rate was 6% in the first quarter of 2003, compared with 22.3% in the first quarter of 2002.

     Separately, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.06 per common share. The dividend will be paid on June 6, 2003, to stockholders of record as of May 23, 2003.

     PXRE - with operations in Bermuda, Barbados, the United States and Europe
- provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe and retrocessional coverage, where it has been among the leading franchises for two decades. The Company also provides marine and aerospace and finite reinsurance products and services. The Company's shares trade on the New York Stock Exchange under the symbol "PXT".

     A public, listen-only simulcast and replay of PXRE's first quarter conference call will begin at 10:00 a.m. Eastern Time tomorrow (May 8, 2003) and may be accessed with appropriate software at the Company's web site or at www.companyboardroom.com. A replay of this call will be available using these same links beginning at approximately noon tomorrow and continuing through June 8, 2003.



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


PXT Reports First Quarter Results
Page 4
May 7, 2003

     Quarterly financial statements are available on the Company's website under the press release section of News and Events. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor_Relations@pxregroup.com, or visit www.pxregroup.com.

     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as "intend," "believe," "anticipate," "expect," "outlook," or variations of such words or similar expressions, are based upon current expectations and are subject to risks and uncertainties. PXRE cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) significant catastrophe losses or losses under other coverages, the timing and extent of which are difficult to predict; (ii) changes in the level of competition in the reinsurance or primary insurance markets that impact the volume or profitability of business (these changes include, but are not limited to, the intensification of price competition, the entry of new competitors, existing competitors exiting the market and competitors' development of new products); (iii) the lowering or loss of one of the financial or claims paying ratings of PXRE's or one or more of PXRE's subsidiaries; (iv) changes in the demand for reinsurance, including changes in the amount of risk that PXRE's clients elect to maintain for their own account; (v) risks associated with the termination and run-off of PXRE's diversification initiatives; (vi) adverse development on loss reserves related to business written in current and prior years; (vii) lower than estimated retrocessional recoveries on unpaid losses, including the effects of losses due to a decline in the creditworthiness of PXRE's retrocessionaires; (viii) increases in interest rates, which cause a reduction in the market value of PXRE's interest rate sensitive investments, including its fixed income investment portfolio and potential underperformance in PXRE's finite coverages; (ix) decreases in interest rates causing a reduction of income earned on net cash flow from operations and the reinvestment of the proceeds from sales, calls or maturities of existing investments and shortfalls in cash flows necessary to pay fixed rate amounts due to finite contract counterparties; (x) market fluctuations in equity securities and with respect to PXRE's portfolio of hedge funds and other privately held securities: leverage, concentration of investments, lack of liquidity, market fluctuations and direction (including as a result of interest rate fluctuations and direction, with respect to price levels and volatility thereof) currency fluctuations, credit risk, yield curve risk, spread risk between two or more similar securities, political risk, counterparty risk and risks relating to settlements on foreign exchanges; (xi) foreign currency fluctuations resulting in exchange gains or losses; (xii) a contention by the United States Internal Revenue Service that PXRE or PXRE's offshore subsidiaries are subject to U.S. taxation; and (xiii) changes in tax laws, tax treaties, tax rules and interpretations. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.



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


PXT Reports First Quarter Results
Page 5
May 7, 2003

                                                  PXRE Group Ltd.
                                           Unaudited Financial Highlights
                                  (Dollars in thousands except per share amounts)

                                                                                          Three Months Ended
                                                                                              March 31,
                                                                                    -------------------------------
                                                                                         2003            2002
                                                                                    --------------- ---------------

Gross premiums written                                                              $    112,470    $    125,357
                                                                                    =============== ===============
Net premiums written                                                                $     93,344    $    103,661
                                                                                    =============== ===============

Revenues                                                                            $     91,522    $     64,985
Losses and expenses                                                                      (66,408)        (41,505)
                                                                                    --------------- ---------------
Income before income taxes                                                                25,114          23,480
Income tax provision                                                                      (1,507)         (5,247)
                                                                                    --------------- ---------------
Net income before preferred stock dividends                                         $     23,607    $     18,233
                                                                                    =============== ===============
Net income per diluted common share                                                 $       1.04    $       1.51
                                                                                    =============== ===============
Average shares outstanding (000's)                                                        22,664          12,037

GAAP Ratios:
   Loss ratio                                                                               38.8%           29.1%
   Expense ratio                                                                            32.9%           33.9%
                                                                                    --------------- ---------------
   Combined ratio                                                                           71.7%           63.0%
                                                                                    =============== ===============

   Net premiums written to surplus(1)                                                     0.69:1          1.10:1

Losses Incurred by Segment:
   Cat & Risk Excess                                                                $     10,119    $      4,847
   Excess of Loss Cessions                                                                   (87)         (1,935)
                                                                                    --------------- ---------------
                                                                                          10,032           2,912
   Finite                                                                                 14,908           2,602
   Other Lines                                                                               704           1,157
   Exited                                                                                  8,613          10,917
                                                                                    --------------- ---------------
                                                                                    $     34,257    $     17,588
                                                                                    =============== ===============

Commission and Brokerage, Net of Fee Income by Segment:
   Cat & Risk Excess                                                                $      6,409    $      4,001
   Excess of Loss Cessions                                                                 3,681          (1,109)
                                                                                    --------------- ---------------
                                                                                          10,090           2,892
   Finite                                                                                  8,867           3,107
   Other Lines                                                                                25             871
   Exited                                                                                   (251)          4,286
                                                                                    --------------- ---------------
                                                                                    $     18,731    $     11,156
                                                                                    =============== ===============

Underwriting Income (Loss) by Segment:
   Cat & Risk Excess                                                                $     50,413    $     33,131
   Excess of Loss Cessions                                                                (9,978)         (1,668)
                                                                                    --------------- ---------------
                                                                                          40,435          31,463
   Finite                                                                                 (2,925)          2,863
   Other Lines                                                                               413             493
   Exited                                                                                 (6,139)         (4,407)
                                                                                    --------------- ---------------
                                                                                    $     31,784    $     30,412
                                                                                    =============== ===============

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


PXT Reports First Quarter Results
Page 6
May 7, 2003

                                                                                    -------------------------------
                                                                                      March 31,        Dec. 31,
                                                                                         2003            2002
Financial Position:                                                                 -------------------------------
   Cash and investments                                                             $    868,624    $   805,331
   Total assets                                                                        1,265,589      1,237,142
   Reserve for losses and loss expenses                                                  437,612        447,829
   Stockholders' equity                                                                  477,878        453,464
   Book value per common share (2)                                                         20.76          20.33
   Return on equity                                                                         21.9%(3)       16.5%
   Statutory surplus:
     PXRE Reinsurance Company                                                            448,994(4)     457,217
     PXRE Reinsurance Ltd.                                                                93,109(4)      70,600


                                                                                          Three Months Ended
                                                                                              March 31,
                                                                                    -------------------------------
                                                                                         2003            2002
                                                                                    --------------- ---------------
Underwriting Income (Loss) Reconciled to Income Before Income Taxes:
   Net underwriting income                                                          $     31,784    $     30,412
   Net investment income                                                                   5,475           4,087
   Net realized investment (losses) gains                                                     (1)            489
   Interest expense                                                                       (2,259)           (745)
   Minority interest in consolidated subsidiary                                           (2,106)         (2,224)
   Other operating expenses                                                               (9,162)         (8,870)
   Unrealized foreign exchange gains on losses incurred                                    1,403             365
   Other loss                                                                                (20)            (34)
                                                                                    --------------- ---------------
   Income before income taxes                                                       $     25,114    $      23,480
                                                                                    =============== ===============

Pro-forma Information: (5)
   Net income as reported                                                                           $     18,233
   Interest income on new capital, net of tax                                                              1,413
                                                                                                    ---------------
   Pro-forma net income                                                                             $     19,646
                                                                                                    ===============

   Average shares outstanding as reported                                                                 12,037
   Equivalent shares of convertible preferred shares                                                       9,751
                                                                                                    ---------------
   Pro-forma average shares outstanding                                                                   21,788
                                                                                                    ---------------
   Pro-forma net income per diluted common share                                                    $       0.90
                                                                                                    ===============


(1) Annualized net premiums written for the period divided by estimated ending capital and surplus. (2) After considering convertible preferred shares.
    (3) Annualized.
(4) Estimated.
(5) On April 4, 2002, PXRE completed a preferred share offering for $150 million. Pro forma amounts assume that the preferred shares were issued
    January 1, 2002, accruing an annualized dividend of 8% from January 1, 2002, payable in convertible preferred shares, and that the Company earned a 4% annualized yield on the new capital. The Company believes that the pro forma information provides useful comparative information for the quarters ended March 31, 2003, and March 31, 2002

These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements;
these footnotes will be furnished when the Company makes its filing on Form
10-Q for the quarter ended March 31, 2003.


                                                       -END-
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